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                                                                     EXHIBIT 8.1

            LIST OF SUBSIDIARIES OF SHINHAN FINANCIAL GROUP CO., LTD.


          Shinhan Bank Co., Ltd
          Shinhan Card Co., Ltd
          Good Morning Shinhan Securities Co., Ltd
          Shinhan Life Insurance Co., Ltd.
          Shinhan Capital Co., Ltd.
          Jeju Bank
          Shinhan Credit Information Co., Ltd.
          Shinhan Private Equity Inc.
          Shinhan BNP Paribas Investment Trust Management Co., Ltd.
          SH&C Life Insurance Co., Ltd.
          Shinhan Macquarie Financial Advisory Co., Ltd.
          SHC Management
          SH Asset Management
          Shinhan Data System
          Shinhan Finance Ltd., Hong Kong (incorporated in Hong Kong)
          Shinhan Asia Ltd., Hong Kong (incorporated in Hong Kong)
          Shinhan Bank America (incorporated in United States)
          Shinhan Bank Europe GmbH (incorporated in Germany)
          Shinhan Vina Bank (incorporated in Vietnam)
          Shinhan Khmer Bank Ltd (incorporated in Cambodia)
          Shinhan Bank Kazakhstan (incorporated in Kazakhstan)
          Shinhan Bank China Limited (incorporated in People's Republic China) AITAS Co., Ltd
          Shinhan--KTF Mobile Card Co., Ltd
          Good Morning Shinhan Securities Asia Ltd (incorporated in Hong Kong) Good Morning Shinhan Securities Europe Ltd. (incorporated in United
           Kingdom)
          Good Morning Shinhan Securities USA (incorporated in United States) Shinhan NPS Private Equity Fund

     In addition, there are three special purpose entities established in 2001 and 2002 in connection with the asset backed securitization of non-performing loans of Chohung Bank, which are classified as our subsidiaries for purposes of Korean anticompetition laws.

     Other than as otherwise noted herein, all of our subsidiaries are incorporated in Korea.

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